Exhibit 28 (j)(1) under Form N-1A
Exhibit 23 under Item 601/Reg. S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  caption "Financial Highlights"  in  each Prospectus and under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 55 to the Registration Statement (Form  N-1A,  No. 33-43472) of Federated Fixed Income Securities, Inc., and to the incorporation by reference of our report, dated November 24, 2009, on Federated Municipal Ultrashort Fund (one of the portfolios constituting Federated Fixed Income Securities, Inc.) included in the Annual Shareholder Report for the fiscal year ended September 30, 2009.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
November 22, 2010